EXHIBIT 99.1

Donegal Group Inc. Announces First Quarter Earnings

MARIETTA, Pa., April 23, 2010 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported that its net income for the first quarter ended March 31, 2010 was $234,758, or $.01 per share of Class A common stock on a diluted basis, compared to $169,804, or $.01 per share of Class A common stock on a diluted basis, for the first quarter of 2009. As Donegal Group previously announced, higher losses and loss expenses from claim activity attributable to severe winter weather in the Company's operating areas and an unusually large number of fire losses adversely impacted the Company's net income for the first quarters of 2010 and 2009.

The Company's revenues for the first quarter of 2010 were $97,914,750, an increase of 2.5% over the year-earlier period, with net premiums earned of $91,372,096 representing a 3.4% increase over the first quarter of 2009. Net premiums written in the first quarter of 2010 were $92,943,964, an increase of 5.6% from the first quarter of 2009, reflecting a 6.4% increase in personal lines writings and a 4.2% increase in commercial lines writings. The Company received an increased pooling allocation of approximately $2.3 million of personal lines premiums from Donegal Mutual Insurance Company as a result of Donegal Mutual's affiliation with Southern Mutual Insurance Company that became effective in the fourth quarter of 2009. The Company made no significant changes when it renewed its reinsurance agreements effective January 1, 2010. The Company expects its 2010 reinsurance costs to be comparable to those incurred for 2009.

Net investment income decreased to $4,930,491 for the first quarter of 2010, compared to $5,357,589 for the first quarter of 2009, as a result of the impact of lower interest rates over the past year.  The Company did not recognize any other-than-temporary impairments in its securities portfolio in the first quarters of 2010 or 2009.

The Company's combined ratio was 106.0% for the first quarter of 2010, compared to 105.9% for the first quarter of 2009.  The Company's combined ratios in both periods reflected elevated loss ratios related to a substantial number of weather-related and fire claims throughout its operating regions. The Company's reinsurance program limited the impact of two major snowstorms that occurred in the Mid-Atlantic region in February 2010. The Company's expense ratio was 31.4% for the first quarter of 2010, comparable to 31.0% for the first quarter of 2009.  Both quarterly periods reflected reduced levels of underwriting-based incentive compensation costs due to increased claim activity.

The Company's total stockholders' equity, or book value, was $385,428,382, a per common share amount of $15.11, at March 31, 2010, compared to $385,505,699, a per common share amount of $15.12, at December 31, 2009.

"We are disappointed to report that our quarterly results reflect the impact of elevated fire losses and severe winter weather events that included record-breaking snowstorms in a number of our operating regions. On a positive note, we are pleased to report an increase in net premiums written during the quarter, which is no small task in the current environment and reflects ongoing efforts to obtain a combination of profitable organic and affiliation growth," stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

The Company's board of directors declared a regular quarterly cash dividend payable May 17, 2010 of $.115 per share of Class A common stock and $.1025 per share of Class B common stock to stockholders of record as of the close of business on May 3, 2010. These dividends represent percentage increases of 2.2% for the Company's Class A common stock and 2.5% for the Company's Class B common stock compared to the previous quarterly cash dividend.

The Company will hold a conference call and webcast on Friday, April 23, 2010, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link in the Investors area of the Company's web site at www.donegalgroup.com. The Company will also provide a replay of the conference call on its web site.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and six Midwestern states (Iowa, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, conditions resulting from the ongoing recession in the United States, severe weather events, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks that the Company describes from time to time in its filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc. Financial Highlights (unaudited)
	Quarter Ended March 31
	2010	2009

Net premiums earned	$ 91,372,096	$ 88,349,543
Investment income, net of investment expenses	4,930,491	5,357,589
Net realized investment gains	21,512	258,855
Total revenues	97,914,750	95,501,614

Net income	$ 234,758	$ 169,804

Net income per common share:
Class A common stock - basic	$ 0.01	$ 0.01
Class A common stock - diluted	$ 0.01	$ 0.01
Class B common stock - basic and diluted	$ 0.01	$ 0.01

Donegal Group Inc. Consolidated Statements of Income (unaudited; in thousands, except share data)

	Quarter Ended March 31
	2010	2009

Net premiums earned	$ 91,372	$ 88,349
Investment income, net of investment expenses	4,930	5,357
Net realized investment gains	22	259
Lease income	227	222
Installment payment fees	1,300	1,300
Other income	64	14
Total revenues	97,915	95,501

Net losses and loss expenses	67,981	65,949
Amortization of deferred policy acquisition costs	16,015	14,733
Other underwriting expenses	12,633	12,677
Other expenses	646	482
Policyholder dividends	179	243
Interest	185	1,205
Total expenses	97,639	95,289

Income before income tax expense	276	212
Income tax expense	41	42

Net income	$ 235	$ 170

Net income per common share:
Class A common stock - basic	$ 0.01	$ 0.01
Class A common stock - diluted	$ 0.01	$ 0.01
Class B common stock - basic and diluted	$ 0.01	$ 0.01

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A common stock - basic	19,930,641	19,883,429
Class A common stock - diluted	19,930,641	19,883,429
Class B common stock - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 92,944	$ 88,003

Book value per common share at end of period	$ 15.11	$ 14.47

Donegal Group Inc. Consolidated Balance Sheets (in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$ 70,729	$ 73,807
Available for sale, at fair value	536,695	517,704
Equity securities, at fair value	10,326	9,915
Investments in affiliates	9,274	9,309
Short-term investments, at cost	30,711	56,100
Total investments	657,735	666,835
Cash	5,907	12,924
Premiums receivable	66,483	61,187
Reinsurance receivable	90,365	84,670
Accrued investment income	6,171	6,203
Deferred policy acquisition costs	32,557	32,844
Prepaid reinsurance premiums	57,615	56,041
Property and equipment, net	6,456	6,592
Deferred tax asset, net	5,568	5,087
Accounts receivable - securities	5,200	588
Other assets	1,968	2,631
Total assets	$ 936,025	$ 935,602

Donegal Group Inc. Consolidated Balance Sheets (continued) (in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$ 270,207	$ 263,599
Unearned premiums	244,968	241,821
Accrued expenses	8,969	10,579
Subordinated debentures	15,465	15,465
Due to affiliate	3,524	3,813
Accounts payable - securities	2,265	6,829
Other liabilities	5,199	7,990
Total liabilities	550,597	550,096
Stockholders' equity:
Preferred stock	--	--
Class A common stock	206	206
Class B common stock	56	56
Additional paid-in capital	164,909	164,585
Accumulated other comprehensive income	14,542	15,007
Retained earnings	214,965	214,756
Treasury stock, at cost	(9,250)	(9,104)
Total stockholders' equity	385,428	385,506
Total liabilities and stockholders' equity	$ 936,025	$ 935,602
CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief
           Financial Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com